As filed with the Securities and Exchange Commission on September 13, 2023
Registration No. 333- 267568
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
to
FORM F-1
on FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Iris Energy Limited
(Exact Name of Registrant as Specified in Its Charter)
Australia	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
(Address and telephone number of Registrant’s principal executive offices)
Cogency Global Inc.
122 E. 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102
(Name, address and telephone number of agent for service)
Copies to:
Byron B. Rooney Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Cesilia Kim, Chief Legal Officer Iris Energy Limited Level 12, 44 Market Street Sydney, NSW 2000 Australia Tel: +61 2 7906 8301
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On September 23, 2022, Iris Energy Limited (the “Company”) filed a Registration Statement on Form F-1 (Registration No. 333- 267568), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 26, 2023 (as amended, the “Registration Statement”). On February 15, 2023, the registrant filed a Post-Effective Amendment No. 1 to the Registration Statement, which was declared effective by the SEC on February 23, 2023.
This Post-Effective Amendment No. 2 to Form F-1 on Form F-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to (i) convert the Registration Statement into a registration statement on Form F-3, (ii) update certain other information in the Registration Statement and (iii) include Exhibits 23.2 and 23.3 as indicated in Part II of this Post-Effective Amendment No. 2.
The information included in this filing updates the Registration Statement and the prospectus contained therein.
No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated September 13, 2023
PROSPECTUS

Iris Energy Limited

Up to 25,000,000 Ordinary Shares
This prospectus relates to the potential offer and sale from time to time by B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II” or the “Holder”) of up to 25,000,000 of our ordinary shares, with no par value (the “Ordinary shares”), that may be issued by us to the Holder pursuant to an ordinary shares purchase agreement, dated as of September 23, 2022, by and between us and the Holder (the “Purchase Agreement”) establishing a committed equity facility (the “Facility”).
Such Ordinary shares include (i) up to 24,801,826 Ordinary shares that we may, in our sole discretion, elect to sell to the Holder, from time to time, pursuant to the Purchase Agreement, of which we have sold an aggregate of 11,843,169 Ordinary shares to the Holder as of August 31, 2023, and (ii) 198,174 Ordinary shares (the “Commitment Shares”) we issued on the Commencement (as defined herein), to the Holder as consideration for its irrevocable commitment to purchase our Ordinary shares in one or more purchases that we may, in our sole discretion, direct them to make, from time to time, pursuant to the Purchase Agreement. If all of the shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 31.2% of outstanding Ordinary shares as of August 31, 2023.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Ordinary shares by the Holder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares to the Holder pursuant to the Purchase Agreement. See “The Committed Equity Financing” for a description of the Purchase Agreement and the Facility and “Selling Holder” for additional information regarding B. Riley Principal Capital II.
The Holder may offer, sell or distribute all or a portion of the Ordinary shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these Ordinary shares. The timing and amount of any sale are within the sole discretion of the Holder. The Holder is an “underwriter” under the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution (Conflict of Interest).”
Our Ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”. On September 12, 2023, the last reported sale price of our Ordinary shares was $4.40 per Ordinary share.
We are both an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 12 of this prospectus and, if applicable, any risk factors described in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Holder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Holder of the securities offered by them described in this prospectus. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares to the Holder pursuant to the Purchase Agreement.
Before buying any of the securities that are offered by this prospectus, you should carefully read this prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor the Holder have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Holder take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor the Holder have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Iris Energy,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Iris Energy Limited and its subsidiaries.
Trademarks
We have unregistered trade names and registered website domains that we use in connection with the operation of our business. Other trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners. The trade names and website domains we use in connection with the operation of our business include, among others, Iris Energy and www.irisenergy.co. Other trademarks and service marks referenced in this prospectus are, to our knowledge, the property of their respective owners.
Presentation of Financial Information
All references to “U.S. dollars,” “dollars,” “$,” “USD” or “US$” are to the U.S. dollar. All references to “Australian dollars,” “AUD” or “A$” are to the Australian dollar, the official currency of Australia. All references to “Canadian dollars,” “CAD” or “C$” are to the Canadian dollar, the official currency of Canada.

All references to “IFRS” are to International Financial Reporting Standards, as issued by the International Accounting Standards Board, or the IASB. References to a particular “fiscal year” are to Iris Energy’s fiscal year ended June 30 of that year.
Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Market And Industry Data
This prospectus includes market, economic, and industry data as well as certain statistics and information relating to our business, markets, and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market, the HPC solutions market or any other market or industry referenced in this prospectus. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus. Finally, behavior, preferences, and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.

GLOSSARY OF INDUSTRY TERMS AND CONCEPTS
Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:
•
AI/ML: Artificial Intelligence and Machine Learning. Artificial Intelligence (“AI”) is computer software that mimics human cognitive abilities in order to perform complex tasks, such as decision making, data analysis, language translation and a variety of tools and services across the emergent AI industry that have been developed to leverage AI capabilities. Machine Learning (“ML”) is a subset of AI in which algorithms are trained on data sets to become machine learning models capable of performing specific tasks.

•	ASICs: An Application Specific Integrated Circuit is a type of integrated circuit that is custom-designed for a particular use, rather than intended for general-purpose use.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Bitcoin Network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	Block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
Blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•
Difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in global hashrate will temporarily result in faster block times as the mining algorithm is solved quicker – and vice versa if the global hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•
Digital Asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•	EH/s: Exahash per second. 1 EH/s equals one quintillion hashes per second (1,000,000,000,000,000,000 h/s).
•	Fiat Currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•	Fork: A fundamental change to the software underlying a blockchain which may result in two different blockchains, the original, and the new version, each with their own token.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	Hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value”.
•
Hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the global hashrate.

•
HPC: High-performance computing, which refers to the aggregation of computing power to achieve higher performance levels, often utilized to perform complex calculations in fields including science, engineering, finance, AI/ML, and business. It typically involves using supercomputers or clusters of computers, often employing parallel processing, to perform calculations simultaneously, thereby greatly reducing computation time.

•
Miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	Mining: The process by which new Bitcoin blocks are created, and thus new transactions are added to the blockchain in the Bitcoin network.
•
Mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for digital assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•	MW: Megawatts. 1MW equals 1,000 kilowatts.
•
Proof-of-work: A protocol for establishing consensus across a system that ties mining capability to computational power. Hashing a block, which is in itself an easy computational process, now requires each miner to solve for a certain difficulty variable periodically adjusted by the Bitcoin network protocol. In effect, the process of hashing each block becomes a competition and, as a result, the overall process of hashing requires time and computational effort.

•
Proof-of-stake: An alternative consensus protocol, in which a “validator” typically may use their own digital assets to validate transactions or blocks. Validators may “stake” their digital assets on whichever transactions they choose to validate. If a validator validates a block (group of transactions) correctly, it will receive a reward. Typically, if a validator verifies an incorrect transaction, it may lose the digital assets that it staked. Proof-of-stake generally requires a negligible amount of computing power compared to Proof-of-work.

•	Protocol: The software that governs how a blockchain operates.
•
Public key or private key: Each public address on a blockchain network has a corresponding public key and private key that are cryptographically generated. A private key allows the recipient to access any digital assets associated with the address, similar to a bank account password. A public key helps validate transactions that are broadcasted to and from the address. Public keys are derived from private keys.

•	REC: Renewable Energy Certificate.
•	SEC: U.S. Securities and Exchange Commission.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Iris Energy,” “we,” “us,” “our,” “its,” and the “Company” refer to the registrant and its consolidated subsidiaries.
Overview of our Company
We are a leading owner and operator of institutional-grade, highly efficient proprietary data centers powered by 100% renewable energy (whether from clean or renewable energy sources or through the purchase of RECs). Our operations currently generate revenue by mining Bitcoin and earning Bitcoin revenue through a combination of block rewards and transaction fees from the operation of our specialized computers called ASICs (which we refer to as “Bitcoin miners”) and exchanging these Bitcoin for fiat currencies such as USD or CAD, typically on a daily basis.
We have been mining Bitcoin since 2019. We typically liquidate all the Bitcoin we mine daily and therefore did not have any Bitcoin held on our balance sheet as of June 30, 2023. To date we have utilized Kraken, a U.S.-based digital asset trading platform, to liquidate the Bitcoin we mine. The mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin that we have mined to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk.
Our growth strategies include exploring the potential diversification of our revenue streams into new markets. In particular, as previously announced in June 2023, we have revitalized our HPC strategy. We believe we may be able to leverage our existing infrastructure and expertise to potentially expand into offering HPC solutions and explore targeting a broad range of industries and applications, such as AI/ML, scientific research and rendering.
We are a vertically integrated business, and own and operate our high voltage electrical infrastructure, data centers and Bitcoin mining hardware. We target development of data centers in regions where there are low-cost, abundant and attractive renewable energy sources. We have ownership of our proprietary data centers and electrical infrastructure, including freehold and long-term leasehold land, which grants us more security and operational control over our assets. We believe data center ownership also allows our business to benefit from more sustainable cash flows in comparison with businesses that rely upon third-party hosting services or short-term leases which may be subject to termination rights, profit sharing arrangements and/or potential changes to contractual terms such as pricing. We assess opportunities to utilize our available data center capacity, including via potential third-party hosting and alternative revenue sources. We also focus on grid-connected power access which we believe not only helps facilitate a more reliable, long-term supply of power, but also provides us with the ability to support the energy markets in which we operate (for example, through potential participation in demand response, ancillary services provision and load management in deregulated markets such as Texas).
In January 2020, we acquired our first site in Canal Flats, located in British Columbia, Canada (“BC”), from PodTech Innovation Inc. and certain of its related parties. This site is our first operational site and has been operating since 2019.
In addition, we have constructed data centers at our other BC sites in Mackenzie and Prince George. Our Mackenzie site has been operating since April 2022 and our Prince George site has been operating since September 2022.
Each of our sites in British Columbia are connected to the British Columbia Hydro and Power Authority (“BC Hydro”) electricity transmission network and have been 100% powered by renewable energy since commencement of operations (currently approximately 97% sourced from clean or renewable sources as reported by BC Hydro and approximately 3% accounted for by the purchase of RECs). Our contracts with BC Hydro have an initial term of one year and, unless terminated at the end of the initial term, shall extend until terminated in accordance with the terms of the agreement upon six months notice.

We have commenced initial operations at our site in Childress (total potential power capacity of 600MW), located in the renewables-heavy Panhandle region of Texas, U.S. Our Childress site has been operating since April 2023 and, as of August 31, 2023, we have purchased RECs in respect of 100% of our energy consumption through to such date at our Childress site.
The Committed Equity Financing
On September 23, 2022, we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II. Pursuant to the Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to $100.0 million of our Ordinary shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 25,000,000 Ordinary shares, including (i) up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) under the Purchase Agreement, of which we have sold an aggregate of 11,843,169 Ordinary shares to the Holder as of August 31, 2023, and (ii) 198,174 Ordinary shares that we issued to B. Riley Principal Capital II on the Commencement in consideration for its irrevocable commitment to purchase our Ordinary shares that we may, in our sole discretion, direct it to make from time to time pursuant to the Purchase Agreement.
Following the initial satisfaction of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), we have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the date the Commencement occurs (the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of our Ordinary shares (each, a “Purchase”), not to exceed: (i) in the case of a “VWAP Purchase-Type A,” the lesser of (a) 2,000,000 of our Ordinary shares and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period (as defined below) for such Purchase; and (ii) in the case of a “VWAP Purchase-Type B,” the lesser of (a) 2,000,000 of our Ordinary shares and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period (as defined below) for such Purchase (in each case, the lesser of such number of shares, the “Purchase Maximum Amount” and such specified number of shares to be purchased by the Holder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), by timely delivering written notice to B. Riley Principal Capital II (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Ordinary shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than $1.00, subject to adjustment as set forth in the Purchase Agreement (such price, as may be adjusted from time to time in accordance with the Purchase Agreement, the “Threshold Price”), and (b) all of our Ordinary shares subject to all prior purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.
The per share purchase price that B. Riley Principal Capital II is required to pay for our Ordinary shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will equal ninety-seven percent (97%) of the volume weighted average price of our Ordinary shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) in the case of a VWAP Purchase-Type A, (1) the applicable Purchase Share Amount for such Purchase by (2) 0.10 and (b) in the case of a VWAP Purchase-Type B, (1) the applicable Purchase Share

Amount for such Purchase by (2) 0.20, and (iii) to the extent that the Company elects in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold (as defined below), such time that the trading price of our Ordinary shares on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”).
In the event that we elect in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of the Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase and (y) the last or closing sale of the Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase.
In the event that we do not elect in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of the Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of the Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) all trades of the Ordinary shares on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Purchase.
In addition to the regular Purchases described above, we also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day, including the same Purchase Date on which a regular Purchase is effected (if any, although we are not required to effect an earlier regular Purchase on such trading day), a specified number of our Ordinary shares (each, an “Intraday Purchase”), not to exceed: (i) in the case of an Intraday VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares and (b) 10.0% of the total aggregate volume of our Ordinary shares traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in the same manner as for a regular Purchase) for such Intraday Purchase; and (ii) in the case of an Intraday VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares and (b) 20.0% of the total aggregate volume of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period (in each case, such lesser number of shares, the “Intraday Purchase Maximum Amount” and such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market (as defined below), on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases by B. Riley Principal Capital II prior to the relevant Purchase Date under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.
The per share purchase price for our Ordinary shares that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for our Ordinary shares we may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our Ordinary shares to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
We control the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II. As of August 31, 2023, we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. Any additional actual sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary shares and determinations by us as to the appropriate sources of funding for our business and operations.
We may not issue or sell any share of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated (i) with all other Ordinary shares then beneficially owned by B. Riley Principal Capital II (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the outstanding Ordinary shares (the “Beneficial Ownership Limitation”), or (ii) with all other Ordinary shares then beneficially owned by B. Riley Principal Capital II and its affiliates, would exceed a regulatory threshold that would trigger an approval being required from a governmental authority (including, without limitation, the Foreign Acquisitions and Takeovers Act 1975 (Cth)) (a “Regulatory Approval”).
As of August 31, 2023, we have received aggregate net proceeds of approximately $42.1 million from sales of Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. The amount of additional net proceeds to us from the sale of additional Ordinary shares that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary shares to B. Riley Principal Capital II. We currently expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into any other “committed equity fund,” “equity line of credit” or similar transaction as described in the Purchase Agreement during the term of the Purchase Agreement. See “Plan of Distribution (Conflict of Interest)” for more information regarding this restriction.
B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member or any entity managed or controlled by B. Riley Principal Capital II or its sole member, or any of their respective officers, will engage in or effect, directly or indirectly, for its own account or for the account of any other of its affiliates, any short sales of our Ordinary shares or hedging transaction that establishes a net short position in our Ordinary shares during the term of the Purchase Agreement.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 24-month anniversary of the Commencement Date, (ii) the date on which the Holder shall have purchased from us under the Purchase Agreement our Ordinary shares for an aggregate gross purchase price of $100.0 million, (iii) the date on which our Ordinary shares shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement

(“Eligible Market”) for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.
As consideration for B. Riley Principal Capital II’s commitment to purchase our Ordinary shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we issued on the Commencement (as defined herein), 198,174 Commitment Shares to B. Riley Principal Capital II. Furthermore, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been included as exhibits to the registration statement that includes this prospectus and are incorporated by reference from filings that are available electronically on the SEC’s website at www.sec.gov.
We do not know what the purchase price for our Ordinary shares will be and therefore cannot be certain as to the number of additional shares, if any, we might issue to B. Riley Principal Capital II under the Purchase Agreement. As of August 31, 2023, there were 67,090,371 Ordinary shares outstanding. Although the Purchase Agreement provides that we may sell up to $100.0 million of our Ordinary shares to the B. Riley Principal Capital II, 25,000,000 Ordinary shares are being registered under the Securities Act for resale by the Holder under this prospectus, which represents (i) the 198,174 Commitment Shares that we issued on the Commencement to B. Riley Principal Capital II in consideration for its irrevocable commitment to purchase our Ordinary shares that we may, in our sole discretion, direct it to make from time to time pursuant to the Purchase Agreement and (ii) up to 24,801,826 of our Ordinary shares that may be issued to B. Riley Principal Capital II from and after the Commencement Date, if and when we elect to sell shares to B. Riley Principal Capital II under the Purchase Agreement, of which we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II as of August 31, 2023. If all of the shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 31.2% of outstanding Ordinary shares as of August 31, 2023.
The number of our Ordinary shares ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of Ordinary shares we elect to sell to B. Riley Principal Capital II under the Purchase Agreement. The issuance of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary shares that our existing shareholders own will not decrease, the Ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary shares after any such issuance.
Company Information
We were originally incorporated under the laws of New South Wales, Australia, on November 6, 2018 as “Iris Energy Pty Ltd” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” under Australian law and on November 19, 2021, we closed our initial public offering in the United States. Our principal executive offices are located at Level 12, 44 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. We maintain a website at https://irisenergy.co/. Information on our website is not incorporated by reference into or otherwise part of this prospectus.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:
•
not being required to comply with the auditor attestation requirements of Section 404 of SOX, the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the first to occur of (i) June 30, 2027, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion or (iii) the last day of the fiscal in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, which means the market value of our Ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of the second financial quarter of such financial year; or, if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to utilize certain of the reduced disclosure obligations in this prospectus and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the SEC, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

As a foreign private issuer, we are also permitted to follow home country corporate governance practices instead of certain corporate governance practices required by the Nasdaq for U.S. domestic issuers. While we intend to follow most Nasdaq corporate governance listing standards, we intend to follow Australian law for certain corporate governance practices in lieu of Nasdaq corporate governance listing standards as follows:
•	exemption from the requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors;
•
exemption from quorum requirements applicable to meetings of shareholders under Nasdaq rules. In accordance with generally accepted business practice and Australian law, our Constitution provides quorum requirements that are generally applicable to meetings of shareholders under Australian law;

•
exemption from the Nasdaq corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq corporate governance listing standards, as permitted by the foreign private issuer exemption; and

•	exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.
We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.
Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.
We may utilize these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold securities.
For additional information, see “Item 3.D. Key Information—Risk Factors—Risks Related to Being a Foreign Private Issuer—As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “Item 3.D. Key Information—Risk Factors—General Risk Factors—We are an “emerging growth company” under the JOBS Act and will avail ourselves of reduced disclosure requirements applicable to emerging growth companies” in our Annual Report on Form 20-F, incorporated herein by reference.

Summary Risk Factors
Investing in our Ordinary shares involves a high degree of risk. You should consider carefully the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent Annual Report on Form 20-F, and any updates to those risks in our Reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Among these important risks are risks associated with the following:
Risks Related to the Committed Equity Financing
•
It is not possible to predict the actual number of Ordinary shares, if any, we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

•	Investors who buy Ordinary shares from the Holder at different times will likely pay different prices.
•
The sale and issuance of our Ordinary shares to the Holder will cause dilution to our existing shareholders, and the sale of Ordinary shares acquired by the Holder, or the perception that such sales may occur, could cause the price of our Ordinary shares to fall.

•	We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
Risks Related to Ownership of Our Ordinary Shares
•	The market price of our Ordinary shares may be highly volatile.
Risks Related to Taxation
•	Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
•	Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Risks Related to Our Business
•
We have a limited operating history, with operating losses as the business has grown. If we cannot sustain greater revenues than our operating costs, we will incur operating losses, which could adversely impact our operations, strategy and financial performance.

•	We have an evolving business model and strategy.
•	Our increased focus on potential HPC solutions may not be successful and may result in adverse consequences to our business, results of operations and financial condition.
•	Our business, operating plans and expansion plans may be delayed or change in light of evolving market conditions and several other factors.
•
Certain of our limited recourse wholly-owned subsidiaries have defaulted on equipment financing agreements and are subject to bankruptcy proceedings and legal action by the lender, and we may be exposed to claims in connection with such proceedings.

•	Our future success will depend significantly on the price of Bitcoin, which is subject to risk and has historically been subject to significant price volatility, as well as a number of other factors.
•
Our business is highly dependent on a small number of digital asset mining equipment suppliers. Failure of our suppliers to perform under the relevant supply contracts, or of our ability to fulfill our obligations thereunder, could materially impact our operating results and financial condition.

•	Any electricity outage, limitation of electricity supply or increase in electricity costs may result in material impacts to our operations and financial performance.
•	Serial defects in our ASICs, GPUs and other equipment may result in failure or underperformance relative to expectations and materially impact our operations and financial performance.
•
Any environmental, health and safety incidents including due to climate change, severe weather conditions and man-made disasters, may result in material impacts to our operations and financial performance.

Risks Related to Bitcoin
•
The transition of digital asset networks such as Bitcoin from proof-of-work mining algorithms to proof-of-stake validation may significantly impact the value of our capital expenditures and investments in machines and real property to support proof-of-work mining, which could make us less competitive and ultimately adversely affect our business and the value of our Ordinary shares.

•	There is a risk of additional Bitcoin mining capacity from competing Bitcoin miners, which would increase the global hashrate and decrease our effective market share.
•	Bitcoin is a form of technology which may become redundant or obsolete in the future.
Risks Related to Third-Parties
•
Banks, financial institutions, insurance providers and other counterparties may fail, may not provide relevant goods and services including bank accounts, or may cut off certain banking or other goods and services, including to digital assets investors or businesses that engage in Bitcoin-related activities or that accept Bitcoin as payment.

•
Disruptions at over-the-counter (“OTC”) trading desks and potential consequences of an OTC trading desk’s failure could adversely affect our business. We may be required to, or may otherwise determine it is appropriate to, switch to an alternative digital asset trading platform and/or custodian.

Risks Related to Regulations and Regulatory Frameworks
•	The regulatory environment regarding digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.
•	Our business and financial condition may be materially adversely affected by changes to and/or increased regulation of energy sources.
Risks Related to Being a Foreign Private Issuer
•	We currently report our financial results under IFRS, which differs from U.S. generally accepted accounting principles, or U.S. GAAP.
•	As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.
•
We are an Australian public company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in the same similar fashion afforded by incorporation in a U.S. jurisdiction.

Please see “Risk Factors” in our most recent Annual Report on Form 20-F and our other filings with the SEC, which are incorporated by reference herein, for a discussion of these and other factors you should consider before making an investment in our Ordinary shares.

THE OFFERING
Issuer
Iris Energy Limited
Ordinary shares offered by the Holder
Up to 25,000,000 Ordinary shares, consisting of:
•
the Commitment Shares, which are the 198,174 Ordinary shares that we issued to B. Riley Principal Capital II on the Commencement, in consideration of its irrevocable commitment to purchase Ordinary shares at our election under the Purchase Agreement; and

•
up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date under the Purchase Agreement, of which we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II as of August 31, 2023.

Ordinary shares outstanding as August 31, 2023
67,090,371 shares.
Use of Proceeds
We will not receive any proceeds from any sale of Ordinary shares by the Holder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares that we may elect to make to the Holder pursuant to the Purchase Agreement. As of August 31, 2023, we have received aggregate net proceeds of approximately $42.1 million from sales of Ordinary shares to the Holder. The amount of additional net proceeds to us from the sale of additional Ordinary shares that we may elect to make to the Holder under the Purchase Agreement, from time to time in our sole discretion, if any, will depend on the frequency and prices at which we sell our Ordinary shares to the Holder. We currently intend to use any proceeds from the Facility to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes. See “Use of Proceeds.”
Market for Ordinary Shares
Our Ordinary shares are currently traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”.
Conflict of Interest
B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA (as defined below) member. BRS will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Ordinary shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, BRS is not permitted to sell our Ordinary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”
Risk Factors
Investing in our Ordinary shares involves a high degree of risk. See the “Risk Factors” section beginning on page 12 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our Ordinary shares.
Plan of Distribution
For additional information concerning the offering, see “Plan of Distribution (Conflict of Interest).”
The number of Ordinary shares outstanding before this offering is based on 67,090,371 Ordinary shares outstanding as of August 31, 2023, and excludes:
•	8,906,839 Ordinary shares issuable upon the exercise of options outstanding under our share issuance plans as of August 31, 2023, at a weighted-average exercise price of $41.93 per share; and
•	6,847,558 Ordinary shares issuable upon vesting of restricted share units outstanding under our Long-Term Incentive Plans as of August 31, 2023.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to the Committed Equity Financing
It is not possible to predict the actual number of Ordinary shares, if any, we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.
On September 23, 2022, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II has committed to purchase up to $100.0 million of our Ordinary shares, subject to certain limitations and conditions set forth in the Purchase Agreement. The Ordinary shares that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time until the first day of the month next following the 24-month period beginning on the Commencement Date.
We generally have the right to control the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Ordinary shares, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. As of August 31, 2023, we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement for aggregate net proceed of approximately $42.1 million. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the remaining Ordinary shares that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.
Because the purchase price per Ordinary share to be paid by B. Riley Principal Capital II for the Ordinary shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary shares at the time we elect to sell shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of additional Ordinary shares, if any, that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for any such additional Ordinary shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.
Because the market prices of our Ordinary shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by B. Riley Principal Capital II for any additional Ordinary shares that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate significantly based on the market price of our Ordinary shares.
Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary shares in addition to the 25,000,000 Ordinary shares being registered for resale by B. Riley Principal Capital II under this prospectus could cause additional substantial dilution to our shareholders. The number of Ordinary shares ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of Ordinary shares, if any, we ultimately elect to sell to B. Riley Principal Capital II under the Purchase Agreement. However, even if we elect to sell Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.
Investors who buy Ordinary shares from the Holder at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, to vary the timing, price and number of shares sold to B. Riley Principal Capital II. If and when we elect to sell Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such Ordinary shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
The sale and issuance of our Ordinary shares to the Holder will cause dilution to our existing shareholders, and the sale of Ordinary shares acquired by the Holder, or the perception that such sales may occur, could cause the price of our Ordinary shares to fall.
The purchase price for the shares that we may sell to B. Riley Principal Capital II under the Purchase Agreement will fluctuate based on the price of our Ordinary shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary shares to fall.
If and when we do sell shares to B. Riley Principal Capital II, after B. Riley Principal Capital II has acquired the shares, B. Riley Principal Capital II may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley Principal Capital II by us could result in substantial dilution to the interests of other holders of our Ordinary shares.
In order to raise additional capital, we may in the future offer additional Ordinary shares or other securities convertible into or exchangeable for our Ordinary shares at prices that may not be the same as the price per share at which B. Riley Principal Capital II may resell any shares from time to time in its discretion. For example, on September 13, 2023, we entered into an At Market Issuance Sales Agreement with B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Compass Point Research & Trading, LLC (collectively, the “sales agents”), pursuant to which we may offer and sell our Ordinary shares having an aggregate offering price of up to $300,000,000 from time to time through or to the sales agents, as agent or principal. It is not possible to predict the actual number of Ordinary shares, if any, we will sell under such agreement, or the actual gross proceeds resulting from those sales.
Additionally, the sale of a substantial number of Ordinary shares to B. Riley Principal Capital II, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary shares, or securities convertible or exchangeable into our Ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
We will have broad discretion over the use of proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Ordinary shares.
Risks Related to Ownership of Our Ordinary Shares
The market price of our Ordinary shares may be highly volatile.
The market price of our Ordinary shares has been volatile and is likely to continue to fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations similar to ours as well as the fluctuation in the market price of Bitcoin and other digital assets. In addition, technology stocks have historically experienced high levels of volatility. In calendar year 2022, there was a significant downturn in the market price of Bitcoin and other digital assets, as well as many technology stocks including ours. The market price for our Ordinary shares may be influenced by many factors, including:
•	actual or anticipated fluctuations in our financial and operating results;
•	the trading price of digital assets, in particular Bitcoin;
•	changes in the market valuations of our competitors;
•	rumors, publicity, and market speculation involving us, our management, our competitors, or our industry;
•
announcements of new investments, new products, services or solutions, capital raising initiatives, acquisitions, strategic partnerships, joint ventures, capital commitments, integrations or capabilities, technologies, or innovations by us or our competitors;

•	changes in financial estimates or recommendations by securities analysts;
•	changes in laws or regulations applicable to us or our industry;
•	the perception of our industry by the public, legislatures, regulators and the investment community;
•	additions or departures of key personnel;
•	potential litigation or regulatory investigations;
•	general economic, industry, political and market conditions and overall market volatility, including resulting from COVID-19, war, incidents of terrorism, or responses to these events;
•	sales of our Ordinary shares by us, our directors and officers, holders of our Ordinary shares or our shareholders in the future or the anticipation that such sales may occur in the future; and
•	the trading volume of our Ordinary shares on the Nasdaq.
Broad market and industry factors may adversely affect the market price of our Ordinary shares, regardless of our actual operating performance. Further, a decline in the financial markets and related factors beyond our control may cause the price of our Ordinary shares to decline rapidly and unexpectedly.
Risks Related to Taxation
Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving digital assets are uncertain, and it is unclear what guidance may be issued in the future on the treatment of digital asset transactions for U.S. federal income and foreign tax purposes.
In 2014, the IRS released a notice, or “IRS Notice,” discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property”; (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. The IRS has subsequently released two revenue rulings and a set of “Frequently Asked Questions,” or the “Rulings & FAQs,” that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income, guidance with respect to the determination of the tax basis of digital currency and guidance that rewards from staking will constitute current taxable income. However, the IRS Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions.
There can be no assurance that the IRS or other foreign tax authorities will not alter their existing positions with respect to digital assets in the future or that a court would uphold the treatment set forth in the IRS Notice and the Rulings & FAQs. It is also unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and other foreign tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for our business and could have an adverse effect on the value of digital assets and the broader digital asset markets. In addition, the IRS and other foreign tax authorities may disagree with tax positions that we have taken, which could result in increased tax liabilities. Future technological and operational developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of digital asset transactions could impact our business, both domestically and abroad. Moreover, it is likely that new rules for reporting digital assets under the “crypto-asset reporting framework” will be implemented on our international operations, creating new obligations and a need to invest in new onboarding and reporting infrastructure. The U.S. Treasury Department and the IRS also recently released proposed regulations that would create new reporting requirements for digital assets, which may impose new requirements on us.
Currently, the Canadian government has modified its value added tax legislation specifically in relation to Canadian entities that are involved in Bitcoin-related activities and their associated suppliers. These legislative changes would, if implemented, eliminate the recovery of value added tax in Canada on inputs to our business. Any such unrecoverable value added tax would act to increase the cost of all inputs to our business in Canada, including electricity, capital equipment, services and intellectual property acquired by our subsidiaries that operate in Canada. We are currently subject to an audit relating to Canadian value added tax credits, which could reduce or eliminate the amount of certain input tax credits we are able to recover for certain historical periods as well as going forward.
There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.
Under the Internal Revenue Code of 1986, as amended (the “Code”), we will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby we will be treated as owning our proportionate share of the gross assets and earning our proportionate share of the gross income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Based on the current and anticipated composition of our income, assets and operations and the price of our Ordinary shares, we do not expect to be treated as a PFIC for the current taxable year. However, whether we are treated as a PFIC is a factual determination that is made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of our income and assets, as well as the relative value of our assets (which may fluctuate with our market capitalization), at the relevant time. Under circumstances where our cash is not deployed for active purposes, our risk of being a PFIC may increase. Fluctuations in the Company’s market capitalization can also affect our PFIC status because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market capitalization from time to time (which has been, and may continue to be, volatile). In particular, there is a risk that we may be a PFIC in subsequent taxable years if there is a decline in the market capitalization and the value of our goodwill is determined by reference to our market capitalization. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets and the percentage of our assets that constitutes passive assets under the PFIC rules. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.
For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Taxation—Material U.S. Federal Income Tax Considerations.”

If a United States person is treated as owning at least 10% of our Ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences
If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our stock, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” (“CFC”) in our group. Because our group includes U.S. subsidiaries, some or all of our non-U.S. subsidiaries will be treated as CFCs even if we are not a CFC. A United States shareholder of a CFC may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with CFC reporting obligations may subject a United States shareholder to significant monetary penalties.
We cannot provide any assurance that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and taxpaying obligations applicable under the controlled foreign corporation rules of the Code. The IRS has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled CFCs. U.S. holders should consult their tax advisers regarding the potential application of these rules to their investment in our Ordinary shares.
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business. Changes to the rates of taxes imposed on us or our affiliates, or changes to tax legislation, regulations, policies or practices, generally in any of the jurisdictions in which we or our affiliates operate, may adversely impact our financial position and/or performance and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance. In addition, an interpretation of relevant taxation laws by a taxation authority that differs from our interpretation may lead to an increase in our taxation liabilities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions.
We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus and the documents incorporated by reference into this prospectus, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include, but are not limited to:
•	Bitcoin price and foreign currency exchange rate fluctuations;
•	our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans;
•
the terms of any future financing or any refinancing, restructuring or modification to the terms of any future financing, which could require us to comply with onerous covenants or restrictions, and our ability to service our debt obligations, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations;

•
our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites and to increase our diversification into the market for HPC solutions we may offer;

•	our limited experience with respect to new markets we have entered or may seek to enter, including the market for HPC solutions;
•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any HPC solutions that we may offer;
•	our ability to secure customers on commercially reasonable terms or at all, particularly as it relates to our potential expansion into HPC solutions;
•	our ability to secure renewable energy, renewable energy certificates, power capacity, facilities and sites on commercially reasonable terms or at all;
•	our ability to secure renewable energy and renewable energy certificates on commercially reasonable terms or at all;
•	the risk that counterparties may terminate, default on or underperform their contractual obligations;
•	Bitcoin global hashrate fluctuations;
•	delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects;
•	our reliance on power and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties;

•	expectations regarding availability and pricing of electricity;
•
our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators;

•
the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us;

•	any variance between the actual operating performance of our hardware achieved compared to the nameplate performance including hashrate;
•	our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices;
•	actions undertaken by electricity network and market operators, regulators, governments or communities in the regions in which we operate;
•	the availability, suitability, reliability and cost of internet connections at our facilities;
•
our ability to secure additional hardware, including hardware for Bitcoin mining and HPC solutions we may offer, on commercially reasonable terms or at all, and any delays or reductions in the supply of such hardware or increases in the cost of procuring such hardware;

•	expectations with respect to the useful life and obsolescence of hardware (including hardware for Bitcoin mining as well as hardware for other applications, including HPC solutions we may offer);
•	delays, increases in costs or reductions in the supply of equipment used in our operations;
•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to maintain in good standing the operating and other permits and licenses required for our operations and business;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information;
•	any intellectual property infringement and product liability claims;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;
•	the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•
ongoing proceedings relating to the default by two of the Company’s wholly-owned special purpose vehicles under limited recourse equipment financing facilities; ongoing securities litigation relating in part to the default; and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	our failure to comply with any laws including the anti-corruption laws of the United States and various international jurisdictions;
•	any failure of our compliance and risk management methods;
•	our ability to attract, motivate and retain senior management and qualified employees;

•
increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	the ongoing effects of COVID-19 or any other outbreak of an infectious disease and any governmental or industry measures taken in response;
•	our ability to remain competitive in dynamic and rapidly evolving industries;
•	damage to our brand and reputation;
•	the costs of being a public company; and
•	other risk factors disclosed under “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F, incorporated herein by reference.
Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
Any sales of Ordinary shares by the Holder pursuant to this prospectus will be solely for the Holder’s account. The Company will not receive any proceeds from any such sales. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares to the Holder pursuant to the Purchase Agreement. As of August 31, 2023, we have received aggregate net proceeds of approximately $42.1 million from sales of Ordinary shares to the Holder. The amount of any additional net proceeds to us from the sale of additional Ordinary shares that we may elect to make to the Holder under the Purchase Agreement, from time to time in our sole discretion, if any, will depend on the frequency and prices at which we sell our Ordinary shares to the Holder. We estimate that the additional net proceeds to us from sales of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will be up to $54.9 million, assuming that we sell Ordinary shares to B. Riley Principal Capital II for aggregate gross proceeds of $100.0 million, after estimated fees and expenses. The amount of additional net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Ordinary shares to the Holder. See “Plan of Distribution (Conflict of Interest)” and “The Committed Equity Financing” elsewhere in this prospectus for more information.
We currently intend to use any proceeds from the Facility to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will have broad discretion in the way we use these proceeds. See “Risk Factors—Risks Related to the Committed Equity Financing—We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”
The Holder will pay any underwriting fees, discounts and selling commissions incurred by such Holder in connection with any sale of their Ordinary shares. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which the Ordinary shares may be sold by the Holder under this prospectus.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of our board and subject to Australian law. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant. B Class shares do not confer on their holders any right to receive dividends.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a public company incorporated under the laws of Australia with limited liability. Some or all of our directors may be non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.
It may be difficult (or impossible in some circumstances) for Australian companies to commence court action or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing.
There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws. The disclosures in this section are not based on the opinion of counsel.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

SELLING HOLDER
This prospectus relates to the possible offer and resale from time to time by B. Riley Principal Capital II, LLC (“BRPC II” or the “Holder”) of up to 25,000,000 Ordinary shares that may be issued by us to the Holder pursuant to the Purchase Agreement (including Ordinary shares which are expected to be issued to the Holder on or prior to the Commencement as consideration for it entering into the Purchase Agreement). For additional information regarding the issuance of the Ordinary shares to be offered by the Holder included in this prospectus, see the section titled “Committed Equity Financing.” We are registering the Ordinary shares pursuant to the provisions of the Registration Rights Agreement in order to permit the Holder to offer the Ordinary shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, the Holder has not had any material relationship with us or any of our affiliates within the past three years. All of the data in the following tables is as of August 31, 2023.
The table below presents information regarding the Holder and the Ordinary shares that may be resold by the Holder from time to time under this prospectus. This table is prepared based on information supplied to us by the Holder, and reflects holdings as of August 31, 2023. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary shares being offered for resale by the Holder under this prospectus. The Holder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Holder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Holder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary shares being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary shares with respect to which the Holder has sole or shared voting and investment power. Because the purchase price to be paid by the selling shareholder for Ordinary shares, if any, that we may elect to sell to the selling Holder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of Ordinary shares that we may sell to the Holder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Holder of all of the Ordinary shares being offered for resale pursuant to this prospectus.
	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus(5)	Number of Ordinary Shares Beneficially Owned After Offering
Name and Address of Holder	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	198,174	*	25,000,000	—	—
*	Represents beneficial ownership of less than 1% of our outstanding Ordinary shares.
(1)
Represents the 198,174 Ordinary shares issued to BRPC II on the Commencement Date as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Ordinary shares that BRPC II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of BRPC II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of Ordinary shares under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any Ordinary shares to the Holder to the extent such shares would cause B. Riley Principal Capital II’s beneficial ownership of our Ordinary shares to (i) require a Regulatory Approval or (ii) exceed the Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 67,090,371 Ordinary shares outstanding as of August 31, 2023.
(3)	Assumes the sale of all Ordinary shares being offered pursuant to this prospectus.
(4)
The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly-owned subsidiary of B. Riley Principal Investments, LLC (“BRPI”). As a result, BRPI may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II. B. Riley Financial, Inc. (“BRF”) is the parent company of BRPC II and BRPI. As a result, BRF may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, Bryant R. Riley may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Each of BRF, BRPI and Bryant R. Riley expressly disclaims beneficial ownership of the securities of the company held of record by BRPC II, except to the extent of its/his pecuniary interest therein. We have been advised that none of BRF, BRPI or

BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRF, BRPI, BRPC II and Bryant R. Riley is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and Bryant R. Riley is an associated person of BRS. BRS will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.
(5)	For the period from the Commencement Date through to August 31, 2023, we have sold to B. Riley an aggregate of 11,843,169 Ordinary shares under the Facility.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated Constitution which is included as an exhibit to this registration statement.
General
Iris Energy was incorporated under the laws of New South Wales, Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at c/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, Victoria, Australia 3008.
We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law.
Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board determine.
The rights and restrictions attaching to Ordinary shares and B Class shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary shares and B Class shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.
Ordinary Shares
Our Ordinary shares and B Class shares will have the rights and restrictions described in “Key Provisions in our Constitution”.
Key Provisions in Our Constitution
Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution.
Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is an exhibit to the registration statement of which this prospectus forms a part.
Interested Directors
A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.
Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our board deems appropriate.
Appointment of Directors
Under the Constitution, the minimum number of directors that may comprise the board is 3 and the maximum is fixed by the directors but may not be more than 10 (unless otherwise determined by the board of directors). Directors are elected at annual general meetings of the Company. The directors may also appoint a Director to fill a casual vacancy on the Board or in addition to the existing directors, who will then hold office until the next annual general meeting of the Company.
Rights and Restrictions on Classes of Shares
The rights attaching to our Ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our board of directors resolve.
We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our constitution or otherwise approved by special resolution passed at a general meeting.
Dividend Rights
Under the Corporations Act, a company must not pay a dividend unless (a) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (c) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends.
All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys.
Voting Rights
Voting rights at a general meeting of the Company’s shareholders will be determined by poll (rather than a show of hands).
On a poll, holders of Ordinary shares are entitled to one vote for each Ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect.
The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each Ordinary share held by the holder of a B Class share.

In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.
In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of Ordinary shares, will be entitled to vote separately as a single class are limited to:
•	voting for a variation of class rights that only affect a single share class;
•	voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and
•	voting in response to a takeover bid for a specific class of shares.
Right to Share in Our Profits
Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.
Rights to Share in the Surplus in the Event of Winding Up
If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, any surplus must be divided among the Company’s shareholders in the proportions which the amount paid and payable (including amounts credited) on the shares of a shareholder is of the total amount paid and payable (including amounts credited) on the shares of all shareholders of the Company.
B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the holders upon issue of such B Class share
Redemption Provision for Shares
There are no redemption provisions in our Constitution in relation to Ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed.
B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:
•	that holder (or its affiliate) ceases to be a director due to voluntary retirement;
•	the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);
•	the liquidation or winding up of the Company; or
•	the date which is 12 years after the date upon which the company becomes first listed on a recognized stock exchange.
The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.
Variation or Cancellation of Share Rights
Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares.

General Meetings of Shareholders
General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.
Foreign Ownership Regulations
Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth), or the FATA, which generally applies to acquisitions or proposed acquisitions:
•
by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or

•	by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company.
In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,339 million. A lower general A$310 million threshold applies to most other foreign investors.
The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company.
Share transfers
Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder).
Issues of Shares and Change in Capital
Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders.
Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our Ordinary shares whether under an equal access buy-back or on a selective basis.
Proportional takeover bids
Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions will cease to apply unless renewed by special resolution of the shareholders in general meeting by the third anniversary of the date of the Constitution’s adoption.

Amendment
The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company.
Anti-Takeover Effects
Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the Takeover Prohibition, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:
•	are the holder of the securities (other than if the person holds those securities as a bare trustee);
•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).
If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):
•	has entered or enters into an agreement with another person with respect to the securities;
•
has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•
has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

•	the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs.
There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;
•	when the dis-interested shareholders of the target company approve the takeover by resolution passed at general meeting;
•
an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;

•	as a result of a rights issue;
•	as a result of dividend reinvestment schemes or bonus share plan;
•	through operation of law;
•	an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	arising from an auction of forfeited shares conducted on-market; or
•	arising through a compromise, arrangement, liquidation or buy-back.

Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.
Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:
Corporate law issue	Delaware law	Australian law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.

However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
• either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or
• the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:
• be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;
• sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and
• vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do

Corporate law issue	Delaware law	Australian law

not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.

Cumulative Voting
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. Ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per Ordinary share held by the holder.

Approval of Corporate Matters by Written Consent
Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Australian public companies cannot pass resolutions by circulating written resolutions.

Business Combinations
With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing shareholders (for example, a business combination through a scrip-for-scrip merger) or a related party (generally, a director or its associates).

Corporate law issue	Delaware law	Australian law
Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:
• a liability owed to the company or a related body corporate of the company;
• a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act;
• a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
• legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:
○ in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
  ○ in defending or resisting criminal proceedings in which the officer or director is found guilty;
  ○ in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
  ○ in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Corporate law issue	Delaware law	Australian law
Appraisal Rights
A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the Courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder.

Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:
• The ability to bring legal proceedings in the company’s name, including against the directors of the company, with the permission of the court.
• The ability to inspect the company’s books, with the permission of the court.
• The ability to apply to the court for orders in cases where the company has been run in a manner that is unfairly prejudicial to a shareholder, or contrary to the interest of the shareholders as a whole.
• The ability to call a meeting of the company and propose resolutions

The right to apply to the court for orders in cases where majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:
  • The winding up of the company.
  • Modification of the company’s constitution
  • Any other order the court determines to be appropriate.

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee.

Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not

Corporate law issue	Delaware law	Australian law

open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

All public companies are required to prepare annual financial reports and directors’ reports for each financial year, and to file these reports with the Australian Securities and Investments Commission.

Amendments to Charter
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.
Amending or replacing the company’s constitution, requires a special resolution (75%) of the shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our Ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021.
Listing
Our Ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IREN”.

THE COMMITTED EQUITY FINANCING
Under the Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to $100.0 million of our Ordinary shares, subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary shares by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 25,000,000 Ordinary shares, consisting of (i) 198,174 Commitment Shares that we issued on the Commencement to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase our Ordinary shares at our election under the Purchase Agreement, and (ii) up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II under the Purchase Agreement, from time to time from and after the Commencement Date, of which we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II as of August 31, 2023.
We have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of Ordinary shares in one or more Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefore, so long as (i) the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such notice to B. Riley Principal Capital II.
The Company controls the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II. As of August 31, 2023, we have sold an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. Any additional actual sales of any additional Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary shares and determinations by us as to the appropriate sources of funding for our company and its operations.
We may not issue or sell any share of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement which would (i) require a Regulatory Approval or (ii) exceed the Beneficial Ownership Limitation.
As of August 31, 2023, we have received aggregate net proceeds of approximately $42.1 million from sales of Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. The amount of additional net proceeds to us from the sale of additional Ordinary shares that we elect to make to B. Riley Principal Capital II under the Purchase Agreement will depend on the frequency and prices at which we sell such Ordinary shares to B. Riley Principal Capital II. We currently expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.
As consideration for B. Riley Principal Capital II’s commitment to purchase our Ordinary shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we issued on the Commencement, 198,174 Commitment Shares to B. Riley Principal Capital II. Furthermore, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal

Capital II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been included as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference from filings that are available electronically on the SEC’s website at www.sec.gov.
Purchases of our Ordinary Shares Under the Purchase Agreement
Purchases
We have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of our Ordinary shares, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Purchase, so long as:
•	the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

The Purchase Maximum Amount applicable to such Purchase will be equal to:
•
with respect to a VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period for such Purchase; and

•
with respect to a VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period for such Purchase.

The actual number of our Ordinary shares that B. Riley Principal Capital II will be required to purchase in a Purchase, which we refer to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Regulatory Approval and Beneficial Ownership Limitation.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to ninety-seven percent (97%) of the VWAP of our Ordinary shares for the applicable Purchase Valuation Period on the Purchase Date for such Purchase. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of:
•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•
such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Purchase Valuation Period reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) (i) in the case of a VWAP Purchase-Type A, 0.10, and (ii) in the case of a VWAP Purchase-Type B, 0.20; and

•
to the extent that we elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, such time that the trading price of our Ordinary shares on Nasdaq during such Purchase Valuation Period falls below the applicable Minimum

Price Threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a Minimum Price Threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Purchase.
In the event that we elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase and (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase.
In the event that we do not elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) all trades of our Ordinary shares on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Purchase.
Intraday Purchases
In addition to the regular Purchases described above, we also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day we select as the Purchase Date therefor (including the same Purchase Date on which an earlier regular Purchase was effected by us (as applicable), although we are not required to effect an earlier regular Purchase on such Purchase Date in order to effect an Intraday Purchase on such Purchase Date), a specified number of our Ordinary shares, not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday VWAP Purchase Notice (as such term is defined in the Purchase Agreement) to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, so long as:
•	the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Times (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to:
•
with respect to an Intraday VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase; and

•
with respect to an Intraday VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of our Ordinary shares that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Regulatory Approval and Beneficial Ownership Limitation.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, except that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•	such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;
•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•
such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday VWAP Purchase Share Volume Maximum (as such term is defined in the Purchase Agreement) for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) (i) in the case of an Intraday VWAP Purchase-Type A, 0.10, and (ii) in the case of an Intraday VWAP Purchase-Type B, 0.20; and

•
to the extent that we elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, such time that the trading price of our Ordinary shares on Nasdaq during such Intraday Purchase Valuation Period falls below the applicable Minimum Price Threshold for such Intraday Purchase specified by us in the Intraday Purchase Notice for such Intraday Purchase, or if we do not specify a Minimum Price Threshold in such Intraday Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Intraday Purchase.

In the event that we elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during an Intraday Purchase Valuation Period, as well as the VWAP for an Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase and (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase.
In the event that we do not elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during an Intraday Purchase Valuation Period and the VWAP for an Intraday Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Intraday Purchase Valuation Period: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) all trades of our Ordinary shares on Nasdaq during such Intraday Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Intraday Purchase.
We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market (as defined below), on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, and so long as all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier regular Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for our Ordinary shares that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier regular Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for our Ordinary shares purchased by B. Riley Principal Capital II in such Purchase and/or Intraday Purchase, as applicable.
The payment for, against delivery of, our Ordinary shares purchased by B. Riley Principal Capital II in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two (2) trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement (such date, the “Purchase Share Delivery Date”).
Conditions Precedent to Commencement and Each Purchase
B. Riley Principal Capital II’s obligation to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase our Ordinary shares in Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Commencement Time” and “Intraday VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable

Purchase Date for each Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:
•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;
•
the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•
the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of our Ordinary shares included in this prospectus (and included in any such additional prospectuses);

•
the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of our Ordinary shares for offering or sale in any jurisdiction;

•
FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•
there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•
this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•
trading in our Ordinary shares shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of our Ordinary shares on Nasdaq shall be terminated on a date certain (unless, prior to such date, our Ordinary shares are listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of our Ordinary shares, electronic trading or book-entry services by the Depository Trust Company with respect to our Ordinary shares;

•	except where the failure to be, or to have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Purchase

Agreement), the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•
the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•
the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•
all of our Ordinary shares that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if our Ordinary shares is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

•
to the Company’s knowledge and except as disclosed in the Company’s SEC filings, no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•
the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•
the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters as required under the Purchase Agreement.

Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•	the first day of the month following the 24-month anniversary of the Commencement Date;
•	the date on which B. Riley Principal Capital II shall have purchased our Ordinary shares under the Purchase Agreement for an aggregate gross purchase price equal to $100.0 million;
•	the date on which our Ordinary shares shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;
•
the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement at any time after Commencement, at no cost on penalty, upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;
•
if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•
if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•
the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of our Ordinary shares included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or

•
trading in our Ordinary shares on Nasdaq (or if our Ordinary shares are then listed on an Eligible Market, trading in our Ordinary shares on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase, the Commitment Shares and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement.
No Short-Selling or Hedging by B. Riley Principal Capital II
B. Riley Principal Capital II has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of its sole member, any of its or its sole member’s respective officers, or any entity managed or controlled by it or its sole member, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary shares or (ii) hedging transaction, which establishes a net short position with respect to our Ordinary shares, during the term of the Purchase Agreement.
Prohibition on Other Committed Equity Facilities
We are limited in our ability to enter into any other “committed equity fund,” “equity line of credit” or similar transaction with respect to our Ordinary shares pursuant to which an investor or investors irrevocably commit to purchase up to a certain number and/or dollar amount of Ordinary shares over a pre-determined time period at the our sole option and discretion pursuant to Section 4(a)(2) of the Securities Act, with such purchased Ordinary shares to be resold by such investor or investors on the trading market at variable prices from time to time during the term of the Purchase Agreement. However, for the avoidance of doubt and without limitation, in no circumstance does this prohibition prevent us from entering into any “at-the-market,” “equity distribution program,” private placement, firm commitment or best efforts underwritten offering or other similar transaction with respect to our Ordinary shares and/or equity, equity-linked or debt instrument relating to our Ordinary shares.
Effect of Sales of our Ordinary shares under the Purchase Agreement on our Shareholders
All of our Ordinary shares that may be issued or sold by us to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. Our Ordinary shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary shares to decline and to be highly volatile. Sales of our Ordinary shares, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of our Ordinary shares that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.
If and when we do elect to sell our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the purchase price per share to be paid by B. Riley Principal Capital II for our Ordinary shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary shares during the applicable Purchase Valuation Period for each Purchase, and during the applicable Intraday Purchase Valuation Period for each Intraday Purchase, made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the total number of our Ordinary shares that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of August 31, 2023, there were 67,090,371 Ordinary shares outstanding. If all of the shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of August 31, 2023, such shares would represent approximately 31.2% of the total number of Ordinary shares outstanding as of August 31, 2023.
The number of Ordinary shares ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of our Ordinary shares, if any, we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement.
The issuance of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of our Ordinary shares that our existing shareholders own will not decrease, our Ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary shares after any such issuance.

As of August 31, 2023, we have received aggregate net proceeds of approximately $42.1 million from sales of an aggregate of 11,843,169 Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. The following table sets forth the amount of additional gross proceeds we would receive from B. Riley Principal Capital II from our sale of additional Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:
Assumed Trading Price of Ordinary Shares	Aggregate Number of Ordinary Shares Issued to Holder Under the Facility at August 31, 2023	Additional Number of Ordinary Shares Sold Under the Facility(1)	Commitment Shares(2)	Total Ordinary Shares Issued to Holder	Percentage of Outstanding Additional Ordinary Shares After Giving Effect to Issuances to Holder(3)	Purchase Price for Additional Ordinary Shares Sold Under the Facility(4)
$4.40(5)	11,843,169	12,863,636	198,174	24,904,979	31.1%	$54,902,000
$5.00	11,843,169	11,320,000	198,174	23,361,343	29.8%	$54,902,000
$6.00	11,843,169	9,433,333	198,174	21,474,676	28.1%	$54,902,000
$7.00	11,843,169	8,085,714	198,174	20,127,057	26.8%	$54,902,000
$8.00	11,843,169	7,075,000	198,174	19,116,343	25.8%	$54,902,000
(1)
The number of additional Ordinary shares offered by this prospectus may not cover all the Ordinary shares we ultimately may sell to B. Riley Principal Capital II under the Purchase Agreement, depending on the purchase price per share of such sales. We have included in this column only those Ordinary shares being offered for resale by B. Riley Principal Capital II under this prospectus, without regard to any Regulatory Approval or the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our Ordinary shares.

(2)
Represents the Commitment Shares, which are the 198,174 Ordinary shares we issued on the Commencement to the Holder as consideration for its irrevocable commitment to purchase the Ordinary shares at our election in our sole discretion, from time to time, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement.

(3)
The denominator used to calculate the percentages in this column is based on 67,090,371 Ordinary shares outstanding as of August 31, 2023, adjusted to include (a) the total Ordinary shares sold to the Holder under the Facility and (b) the Ordinary shares issued to the Holder as Commitment Shares.

(4)
Purchase prices represent the illustrative aggregate purchase price to be received from the sale of all of the additional Ordinary shares issued and sold to the Holder under the Facility as set forth in the second column, multiplied by the VWAP Purchase Price, assuming for illustrative purposes that the VWAP Purchase Price is equal to 97% of the assumed trading price of Ordinary shares listed in the first column.

(5)	Represents the closing price of our Ordinary shares on Nasdaq on September 12, 2023.

TAXATION
Material U.S. Federal Income Tax Considerations
The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of an investment in our Ordinary shares. This summary applies only to U.S. Holders that acquire our Ordinary shares in exchange for cash, hold our Ordinary shares as capital assets within the meaning of Section 1221 of the Code (as defined below) and have the U.S. dollar as their functional currency.
This discussion is based on the tax laws of the United States as in effect on the date of this prospectus, including the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the preceding authorities are subject to change, and any such change could apply retroactively and affect the U.S. federal income tax consequences described below. The statements in this prospectus are not binding on the U.S. Internal Revenue Service (the “IRS”) or any court. Thus, the Company can provide no assurance that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. Furthermore, this summary does not address any estate or gift tax consequences, state, local or non-U.S. tax consequences, or other tax consequences other than U.S. federal income tax consequences.
The following discussion does not describe all the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:
•	banks and certain other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	insurance companies;
•	broker-dealers;
•	traders that elect to mark our Ordinary shares to market for U.S. federal income tax purposes;
•	tax-exempt entities;
•	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;
•	U.S. expatriates;
•	persons holding our Ordinary shares as part of a straddle, hedging, constructive sale, conversion, or integrated transaction;
•	persons that actually or constructively own 10% or more of the Company’s stock by vote or value;
•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;
•	persons who acquired our Ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or
•	persons holding our Ordinary shares through partnerships or other pass-through entities or arrangements.
PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISERS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

As used herein, the term “U.S. Holder” means a person eligible for the benefits of the tax treaty between the United States and Australia (the “Treaty”) that is, for U.S. federal income tax purposes, a beneficial owner of our Ordinary shares and is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust whose income is subject to U.S. federal income taxation regardless of its source.
The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our Ordinary shares generally will depend on such partner’s status and the partnership’s activities. Accordingly, a U.S. Holder that is a partner in such a partnership should consult its tax adviser.
Treasury regulations that apply to taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The IRS recently released a notice which indicates that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provides temporary relief from certain of their provisions until December 31, 2023. The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder's particular circumstances. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisers regarding the creditability or deductibility of any Australian taxes imposed on dividends on, or dispositions of, the Ordinary shares. This discussion does not apply to investors in this special situation.
Dividends and Other Distributions on Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, the gross amount of distributions made by the Company with respect to our Ordinary shares (including the amount of any non-U.S. taxes withheld therefrom) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Company does not maintain its earnings and profits calculations under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) the Company is eligible for the Treaty benefits or our Ordinary shares are readily tradable on an established securities market in the United States, (2) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year, (3) the U.S. Holder satisfies specific holding period requirements and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisers regarding the availability of the lower rate for dividends paid with respect to our Ordinary shares.
The amount of any distribution paid in a foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency gain or loss will be treated as U.S.-source ordinary income or loss.
Dividends on our Ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, any Australian taxes withheld on any distributions on our Ordinary shares may be eligible for credit against a U.S. Holder’s federal income tax liability or, at such holder’s election, may be eligible as a deduction in computing such holder’s U.S. federal taxable income. If a refund of the tax withheld is available under the laws of Australia or under the Treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not qualify for the deduction against U.S. federal taxable income). If the dividends constitute qualified dividend income as discussed above, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced rate applicable to the qualified dividend income, divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for the credit is calculated separately concerning specific classes of income. For this purpose, dividends distributed by the Company with respect to our Ordinary shares will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisers regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
Sale or Other Taxable Disposition of Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, upon a sale or other taxable disposition of our Ordinary shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary shares. A U.S. Holder’s initial tax basis in our Ordinary shares generally will equal the cost of such Ordinary shares. Generally, any such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our Ordinary shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of our Ordinary shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes. The use of U.S. foreign tax credits relating to any Australian tax imposed upon the sale or other disposition of our Ordinary shares may be unavailable or limited. U.S. Holders should consult their tax advisers regarding the tax consequences if Australian taxes are imposed on or connected with a sale or other disposition of our Ordinary shares and their ability to credit any Australian tax against their U.S. federal income tax liability.
Passive Foreign Investment Company Considerations
The Company will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby the Company will be treated as owning its proportionate share of the gross assets and earning its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
Under the PFIC rules, if the Company were considered a PFIC at any time that a U.S. Holder holds our Ordinary shares, the Company would continue to be treated as a PFIC with respect to such investment unless (i) the Company ceases to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules.
Based on the current and anticipated composition of the income, assets, and operations of the Company and the expected price of our Ordinary shares, the Company does not expect to be treated as a PFIC for the current taxable year. However, whether the Company is treated as a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of the Company’s income and assets, as well as the relative value of the Company’s assets (which may fluctuate with the Company’s market capitalization), at the relevant time. Under circumstances where our cash is not deployed for active purposes, our risk of being a PFIC may increase. Fluctuations in the Company's market capitalization can also affect our PFIC status because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market capitalization from time to time (which has been, and may continue to be, volatile). In particular, there is a risk that we may be a PFIC in subsequent taxable years if there is a decline in the market capitalization and the value of our goodwill is determined by reference to our market capitalization. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty.

Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with the Company’s determinations, including how the Company determines the value of the Company’s assets and the percentage of the Company’s assets that are passive assets under the PFIC rules. Therefore, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year. If the Company is considered a PFIC at any time that a U.S. Holder holds our Ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of our Ordinary shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our Ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on our Ordinary shares exceeds 125% of the average of the annual distributions on our Ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of our Ordinary shares if the Company is considered a PFIC. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If the Company is considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisers about the potential application of the PFIC rules to an investment in our Ordinary shares
Information Reporting and Backup Withholding
Dividend payments with respect to our Ordinary shares and proceeds from the sale, exchange, or redemption of our Ordinary shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisers regarding applying the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our Ordinary shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for our Ordinary shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisers regarding the applicability of these requirements to their acquisition and ownership of our Ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES UNDER ITS CIRCUMSTANCES.
Material Australian Tax Considerations
In this section, we provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary shares issued by Iris Energy.
This section is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).
It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. Iris Energy and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.
Prospective purchasers of our Ordinary shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary shares, based on their particular circumstances.
The comments in this section deal only with the Australian taxation implications of the ownership and disposition of Iris Energy Ordinary shares if you hold your Iris Energy Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.
For this summary, a holder of our Ordinary shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder.”
Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder.”
Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia's tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.
Taxation of the Company
As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million that are subject to a reduced corporate income tax rate of 25% for the 2021/2022 income year. The Company is not considered a base rate company for the year ended June 30, 2023.
Taxation of Australian Resident Holders
Taxation of Dividends
Dividends paid by us on our Ordinary shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.
Individuals and complying superannuation entities
Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend. Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend.
The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess. To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).
Companies
Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should generally be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.
Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.
Trusts and partnerships
Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset in respect of any franking credits distributed to the relevant beneficiary or partner as applicable.
To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).
Qualified Persons
The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be required to include an amount for the franking credits in their assessable income nor will they be entitled to a tax offset.
Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period - starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend - in order to qualify for franking benefits.
This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.
Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
For Australian Resident Holders, who hold their Ordinary shares on capital account, the future disposal of Ordinary shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary shares.
A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.
Capital Proceeds
The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder in respect to the disposal of their Iris Energy Ordinary share/s.

Cost base of Iris Energy Ordinary shares
The cost base of an Ordinary share should generally be equal to the cost of acquiring the Ordinary share, holding the Ordinary share, plus any incidental costs of acquisition and disposal (e.g. brokerage costs and legal fees).
CGT Discount
The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary shares.
The CGT discount is:
One-half if the Australian Resident Holder is an individual or trustee: meaning generally only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and
One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning generally only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.
The CGT discount is not available to Australian Resident Holders that are companies. If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.
The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.
Taxation of Non-Australian Holders
Taxation of Dividends
Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Iris Energy dividends.
Franked dividends
As outlined above, Australia has a franking system wherein dividends can be franked, and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Iris Energy).
Dividends received by Non-Australian Holders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend is fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.
Dividends attributable to Conduit Foreign Income
Non-Australian Holders should not be subject to Australian dividend withholding tax on unfranked dividends to the extent that the dividend is declared to be conduit foreign income (CFI).
CFI generally includes amounts received by Iris Energy that have been derived from a non-Australian source, for example dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.
Unfranked dividends
Non-Australian Holders should generally be subject to Australian dividend withholding tax to the extent the unfranked component of any dividends are not declared to by CFI. Australian dividend withholding tax will be imposed at 30% of the amount of the unfranked dividend, unless a shareholder is a resident of a country with which Australia has a double taxation treaty (DTT) and qualifies for the benefits of the treaty. In the event the Non-Australian Holder is otherwise able to rely on a DTT with Australia, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.
Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States is beneficially entitled is limited to 15%.
Under the Double Taxation Convention between Australia and the United States, if a company that is a Non-Australian Holder directly owns a 10% or more interest in an Australian company (i.e. Iris Energy), the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to which a resident of the United States is beneficially entitled is limited to 5%.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary shares unless:
•
they, together with their associates as defined for Australian tax purposes, hold 10% or more of our issued capital, at the time of disposal or for a 12-month period during the two years prior to disposal; and

•
more than 50% of our assets held directly or indirectly, determined by reference to market value, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights at the time of disposal. This is not expected to be the case.

Australian capital gains tax applies to net capital gains at a taxpayer’s marginal tax rates. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.
The capital gains tax discount is not available to Non-Australian Holders on gains in respect of Iris Energy Ordinary shares, where they were non-Australian residents during the entire holding period. Where Non-Australian Holders were Australian tax residents for some of the holding period, the capital gains tax discount percentage is reduced to account for the period of foreign residency during the entire holding period. Companies are not entitled to a capital gains tax discount.
Broadly, where there is a disposal of certain taxable Australian property by a Non-Australian Holder, the purchaser will be required to withhold and remit to the Australian Taxation Office, or the ATO, 12.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the transaction is an on-market transaction conducted on an approved stock exchange, a securities lending, or the transaction is conducted using a broker operated crossing system. There may also be an exception to the requirement to withhold where a Non-Australian Holder provides a declaration that their Ordinary shares are not ‘indirect Australian real property interests’. The Non-Australian Holder may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in their Australian income tax return.
Dual Residency
If a holder of Ordinary shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident.
General Australian Tax Matters
The below comments apply to both Australian Resident Holders and Non-Australian Holders.
Stamp Duty
No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary shares, on the basis that Iris Energy is admitted to the official list of Nasdaq and all of its shares (and all shares of any other class of shares) are and remain quoted on that exchange and the issue/transfer/surrender of Ordinary shares does not result in a person, whether alone or together with associated/related persons or with otherwise unassociated persons as part of substantially one arrangement or acting in concert with other persons, having a 90% or more interest in Iris Energy (by reference to their entitlement to a distribution of property of Iris Energy on a winding up or otherwise).
Goods and Services Tax
No Australian GST will be payable on the supply of the Ordinary shares.
Subject to certain requirements, there may be a restriction on the entitlement of Iris Energy ordinary shareholders to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Iris Energy Ordinary shares (e.g. lawyer’s and accountants’ fees).
THE DISCUSSION ABOVE IS A SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
Our Ordinary shares offered by this prospectus are being offered by the Holder, BRPC II. The shares may be sold or distributed from time to time by the Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Ordinary shares offered by this prospectus could be effected in one or more of the following methods:
•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for our Ordinary shares;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
BRPC II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
BRPC II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of BRPC II, as an executing broker to effectuate resales, if any, of our Ordinary shares that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Ordinary shares that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. BRPC II has informed us that each such broker-dealer it engages to effectuate resales of our Ordinary shares on its behalf, excluding BRS, may receive commissions from BRPC II for executing such resales for BRPC II and, if so, such commissions will not exceed customary brokerage commissions. BRPC II may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. BRPC II may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary shares against certain liabilities, including liabilities arising under the Securities Act.
BRPC II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. Because BRPC II will receive all the net proceeds from such resales of our Ordinary shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, BRS is not permitted to sell our Ordinary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Except as set forth above, we know of no existing arrangements between the Holder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Ordinary shares offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of our Ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Holder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Ordinary shares sold by the Holder may be less than or in excess of customary commissions. Neither we nor the Holder can presently estimate the amount of compensation that any agent will receive from any purchasers of our Ordinary shares sold by the Holder.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Holder, including with respect to any compensation paid or payable by the Holder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Holder, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Ordinary shares covered by this prospectus by the Holder.
As consideration for its irrevocable commitment to purchase our Ordinary shares under the Purchase Agreement, we have agreed to issue to BRPC II an aggregate of 198,174 Ordinary shares as Commitment Shares. We issued such shares on the Commencement. In accordance with FINRA Rule 5110, the Commitment Shares are deemed to be underwriting compensation in connection with sales of our Ordinary shares by BRPC II to the public. In addition, we have agreed to reimburse BRPC II for the reasonable legal fees and disbursements of BRPC II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.
We also have agreed to indemnify BRPC II and certain other persons against certain liabilities in connection with the offering of our Ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. BRPC II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by BRPC II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We estimate that the total expenses for the offering will be approximately $480,000.
BRPC II has represented to us that at no time prior to the date of the Purchase Agreement has BRPC II, its sole member, any of their respective officers, or any entity managed or controlled by BRPC II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary shares or any hedging transaction, which establishes a net short position with respect to our Ordinary shares. BRPC II has agreed that during the term of the Purchase Agreement, none of BRPC II, its sole member, any of their respective officers, or any entity managed or controlled by BRPC II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.
This offering will terminate on the date that all of our Ordinary shares offered by this prospectus have been sold by the Holder.
Our Ordinary shares are currently listed on the Nasdaq Global Select Market under the symbol “IREN.”
BRPC II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by BRPC II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that BRPC II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the Commitment Shares we have agreed to issue to BRPC II as consideration for its irrevocable commitment to purchase our Ordinary shares from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our Ordinary shares reflected in the purchase prices payable by BRPC II for our Ordinary shares that we may require it to purchase from us from time to time under the Purchase Agreement, and our reimbursement of up to an aggregate of $125,000 of B. Riley Principal Capital II’s legal fees in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables, except to the extent the applicable Representation Date (as defined in the Purchase Agreement) has been waived or B. Riley Principal Capital II’s outside legal counsel otherwise has not delivered a negative assurance letter in such calendar quarter. Because the Purchase Agreement has a term of 24 months, the maximum aggregate reimbursement for the ongoing due diligence and review of deliverables is $60,000.
On September 13, 2023, we entered into an at market issuance sales agreement (the “ATM Agreement”) with B. Riley Securities, Inc., Cantor Fitzgerald & Co. Inc. and Compass Point Research & Trading, LLC (collectively, the “Agents”) relating to the sale of up to $300,000,000 of our Ordinary shares. Under the ATM Agreement, the Agents will use their commercially reasonable efforts to sell on our behalf the amount of Ordinary shares requested to be sold by us, consistent with their normal trading and sales practices, under the terms and subject to the conditions set forth in the ATM Agreement. We have the discretion, subject to market demand, to vary the timing, prices and number of Ordinary shares sold in accordance with the ATM Agreement. Each Agent may sell our Ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We will pay the Agents commissions for their services in acting as sales agents, in an aggregate amount equal to 3.0% of the gross proceeds of all Ordinary shares sold through them as sales agents under the ATM Agreement. Pursuant to the registration statement filed registering shares to be sold in accordance with the terms of the ATM Agreement, we may offer and sell our Ordinary shares up to a maximum aggregate offering price of $300,000,000.

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses (excluding the underwriting discounts and commissions), which are expected to be incurred in connection with this offering:
SEC Registration Fee	$9,250
FINRA Filing Fee	15,500
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	32,500
Printing Expenses	25,000
Miscellaneous	7,750
Total	$590,000

LEGAL MATTERS
The validity of certain securities and certain other matters with respect to Australian law have been passed upon for us by Clifford Chance LLP, located at Level 24, 10 Carrington Street, Sydney NSW 2000, Australia. The validity of certain securities and certain matters with respect to U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017. The Holder is represented in connection with this offering by Duane Morris LLP, located at 1540 Broadway, New York, New York 10036.
EXPERTS
The audited consolidated financial statements for the fiscal year ended June 30, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Raymond Chabot Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements in respect of the fiscal years ended June 30, 2022 and 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Armanino LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.
As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://irisenergy.co. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;
•	our Report on Form 6-K filed with the SEC on November 3, 2022 (only with respect to “Restricted Share Units (‘RSUs’)” in Exhibit 99.4 thereto);
•
our Reports on Form 6-K filed with the SEC on July 18, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), August 11, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto) and August 29, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto); and

•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct all requests for those documents to:
Iris Energy Ltd.
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
bom.shin@irisenergy.co
We maintain a website at https://irisenergy.co. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

Up to 25,000,000 Ordinary Shares

Iris Energy Limited
PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Our Constitution, which is filed as an exhibit to this registration statement, provides for indemnification of the officers and directors to the full extent permitted by applicable law.
In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in our Constitution. The indemnification agreements require us, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, that may arise by reason of their status or service as our director or executive officer and to advance expenses incurred by them in connection with any such proceedings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 9.	Exhibits.
The exhibit index attached hereto is incorporated herein by reference.
Item 10.	Undertakings.
The undersigned registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(2)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(d)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3;

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(1)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(2)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
4.1*	Constitution of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).
4.2*
Certificate of Registration on Change of Name and Conversion to a Public Company dated October 7, 2021 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).

4.3*+#
Ordinary Shares Purchase Agreement, dated as of September 23, 2022, by and between Iris Energy Ltd. and B. Riley Principal Capital II, LLC (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 6-K furnished to the SEC on September 23, 2022).

4.4*+
Registration Rights Agreement, dated as of September 23, 2022, by and between Iris Energy Ltd. and B. Riley Principal Capital II, LLC (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 6-K furnished to the SEC on September 23, 2022).

5.1*	Opinion of Clifford Chance LLP, counsel to the Registrant, as to the validity of the Ordinary shares registered.
23.1*	Consent of Clifford Chance LLP (included in Exhibit 5.1).
23.2	Consent of Raymond Chabot Grant Thornton LLP, independent registered public accounting firm.
23.3	Consent of Armanino LLP, independent registered public accounting firm.
24.1*	Power of attorney (included in signature page to initial filing of this registration statement).
24.2	Power of attorney for Sunita Parasuraman (included in signature page to this Post-Effective Amendment No. 2).
107*	Filing Fee Table (incorporated herein by reference to Exhibit 107 of the Registrant’s Registration on Form F-1 filed with the SEC on September 23, 2022).
*	Previously filed.
+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) because they are both (i) not material and (ii) contain personal information.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on September 13, 2023.
Iris Energy Limited

By:	/s/ Daniel Roberts
	Name:	Daniel Roberts
	Title:	Co-Chief Executive Officer and Director

By:	/s/ William Roberts
	Name:	William Roberts
	Title:	Co-Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Roberts	Co-Chief Executive Officer and Director	September 13, 2023
Daniel Roberts

/s/ William Roberts	Co-Chief Executive Officer and Director	September 13, 2023
William Roberts

*	Chief Financial Officer	September 13, 2023
Belinda Nucifora

*	Chair	September 13, 2023
David Bartholomew

*	Director	September 13, 2023
Christopher Guzowski

*	Director	September 13, 2023
Michael Alfred
*By:	/s/ William Roberts
William Roberts
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Roberts and William Roberts and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Sunita Parasuraman	Director	September 13, 2023
Sunita Parasuraman

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Iris Energy Limited has signed this registration statement on September 13, 2023.
Cogency Global Inc.

Authorized Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries

Title: Sr. Vice President on behalf of Cogency Global Inc.